EXHIBIT F

NOVEMBER 29, 2006

CONDITIONAL COMMITMENT

Mr. Andy Adams

AdamsMark, L.P.

801 Mooreland Lane

Murfreesboro, Tennessee 37128

RE:

Proposed first mortgage loan (the “Loan”) on 73 Healthcare Facilities specifically described on Schedule I attached hereto (the “Properties”).

Dear Mr. Adams:

We propose the following business terms as the basis of a conditional commitment for a Loan from Column Financial, Inc. ("Lender"):

BORROWER:	To be formed special purpose bankruptcy remote entities for each property.
INDEMNITOR(S):	To be determined prior to close.
PROPERTIES:	See Schedule I attached hereto and made a part hereof.
PURPOSE OF LOAN	ACQUISITION (Pending Lender’s review of purchase price)
LOAN AMOUNT:	$350,000,000 based on an EBITDAR of $37,269,000
MAXIMUM LOAN TO VALUE: MAXIMUM LOAN TO TRANSACTION COST:	The maximum initial LTV shall be based upon the results of MAI appraisals. See Interest Rate below. The maximum loan to transaction cost shall be 85%.
TERM/AMORTIZATION:	24 month term (with 3 one year extensions at no cost to the Borrower)/ 24 months interest only / 25 year amortization (upon Borrower’s exercise of its first extension option)

INTEREST RATE: LIBOR CAP:

a)

To be 230 basis points over 30-day LIBOR if the LTV equals 80%;

b)

To be 205 basis points over 30-day LIBOR if the LTV equals 75% ; or

c)

To be 185 basis points over 30-day LIBOR if the LTV equals 70%.

Borrower is required to purchase a LIBOR Cap, prior to funding, at a strike price of 5.6%, through the maturity of the loan.

DEBT SERVICE COVERAGE:	Minimum 1.35x DSCR, at the operator level on a consolidated basis, is required based upon Lender’s underwritten net cash flow.
DEBT SERVICE RESERVE:

At closing, a six (6) month debt service reserve shall be maintained by Lender for each individual property with existing Accounts Receivable (“A/R”) financing.  An Event of Default under any existing A/R financing loan documents shall constitute an Event of Default under the Loan.

On a quarterly basis, Borrower, at Lender’s option, shall (a) provide an Officer’s certificate to Lender certifying which tenants/operators (and thereby which Properties) are encumbered by A/R financing or (b) order an UCC search, at Borrower’s sole cost and expense, on every tenant/operator of the Properties and deliver such search results to Lender.

In the event, a tenant/operator obtains any A/R financing during the term of the Loan, a six (6) month debt service reserve for each individual property encumbered by such A/R financing shall be funded by Borrower within thirty (30) days of notice from Lender.  In the event, Borrower does not fund such debt service reserve within said thirty (30) days, Lender shall fund the six (6) month debt service reserve by sweeping excess cash flow over the next two months.

The debt service reserve for a respective property shall be released to Borrower upon the irrevocable termination/payoff of the applicable A/R financing.

LEASE to DEBT SERVICE COVERAGE:	Subject to Lender’s review of the leases, Borrower shall maintain a minimum 1.05x LCR (Lease Coverage Ratio) on a consolidated basis.

NON-RECOURSE:

The commitment and loan documents will provide for recourse only to the Properties. An indemnity from BORROWER will be required for environmental matters.  An indemnity from BORROWER/INDEMNITOR(S) will be required for fraud, funding of insurance premiums and property taxes (which are not paid by Borrower or for which Borrower does not cause to be paid), bankruptcy, misrepresentations and misappropriation of funds relating to the Property.

REPAYMENT TERMS:	Interest (interest only for the first 24 months) and principal are payable on a monthly basis.
SUBORDINATE FINANCING:

Secured or unsecured subordinate financing is not allowed by Borrower.   Should Borrower require Accounts Receivable (“A/R”) financing, the A/R Lender (“A/R Lender”) must agree to and sign Lender’s inter-creditor agreement.

SECURITY FOR THE LOAN:

The Loan will be secured by a first mortgage lien on the property and a first priority security interest in the reserve accounts, together with an assignment of rents received by the Borrower.  Lender will also be entitled to receive a security interest in any other items, tangible or intangible, of the Borrower, as is customary for such first mortgage lien financings or as Lender may reasonably require.  The property shall not be encumbered by any mortgage, lien, claim or encumbrance other than (a) the mortgage and other liens granted by the Borrower to Lender to secure the Loan and (b) such other encumbrances as are acceptable to Lender.

PREPAYMENT:

The Loan is locked out for the first 6 months, open for 12 months (with various fees – see below) and open thereafter with no fees.

Should Borrower refinance with FHA/HUD, the exit fee noted below will be required (provided, however, if Borrower refinances with Column Financial or any Column Financial affiliate, such exit fee shall be waived).

FHA/HUD Refinancing

(With a lender other than Column

Financial or a Column Financial afflilate)

Loan Term

Month

Applicable Exit Fee

1 – 6

Locked Out

7 – 12

2.0% for

$100,000,000.00 of the

Loan portfolio

13 – 18

1.0% for the entire Loan

Portfolio

19 – 24

No Fee

Should Borrower place the Loan into a fixed rate loan program or prepay the Loan through means other than FHA/HUD refinancing, the exit fee noted below will be required (provided, however, if Borrower places the Loan into a Column Financial or any Column Financial affiliate fixed rate loan program, such exit fee shall be waived).

Fixed Rate Loan Program Conversion/Other Prepayment

(With a lender other than Column Financial or a Column Financial affiliate)

Loan Term

Month

Applicable Exit Fee

1 – 6

Locked Out

7-12

2.0% for the prepaid

Loan amount

13-18

1.0% for the prepaid

Loan amount

19 – 24

No Fee

TAX & PROPERTY INSURANCE RESERVES:

A property tax and property insurance premium reserve equal to $250,000.00 will be funded by Borrower at closing.  Upon Lender’s review of the leases, if tenant/operator is solely responsible for the payment of annual property taxes and property insurance premiums, Borrower shall deliver to Lender evidence of property tax payments and insurance premiums payments for each respective facility within the calendar month of its due date.  If Borrower fails to deliver such evidence to Lender or if tenant/operator/Borrower fails to pay such property taxes and property insurance premiums, the $250,000.00 escrow will be drawn down to pay such taxes and premiums and Borrower shall deposit the additional funds necessary to fully replenish the property tax and property insurance escrow within five (5) days of Lender’s written demand for such payment.  Borrower’s failure to pay such taxes and insurance premiums will be considered an Event of Default under the loan documents.

Otherwise, reserves shall be maintained by a monthly deposit (by Borrower) of 1/12 of the annual property taxes and property insurance premium as estimated by Lender.  At closing, the reserve will be funded in an amount which, when the required monthly payments are added thereto, will be sufficient to pay such charges when due.  Any interest earned on such accounts shall be for the Borrower’s benefit.

REPAIR RESERVE:

125% of the estimated cost of any immediately needed maintenance and repairs as determined by the Engineering Report.  These funds will be released to Borrower for reimbursement of such maintenance and repair expenses, in accordance with the terms of the loan documents.  Any interest earned on such reserve shall be for the Borrower’s benefit.

REPLACEMENT RESERVE:

Borrower shall deliver or shall cause to be delivered evidence to Lender of each operator’s expenditure of at least $300 per bed per year.  For each facility for which Borrower does not provide such evidence to Lender, monthly a replacement reserve of $300 per bed per year, subject to Lender’s final due diligence, will start to be funded monthly.  The monies will be released to Borrower for reimbursement in accordance with the terms of the loan documents.  This reserve may be adjusted after evaluation of the Engineering Report.  Any interest earned on such amounts shall be accumulated for the benefit of the Borrower to be used in accordance with the purpose of such reserve.

ASSUMPTION:

If the Loan is not in default, Borrower can apply for assumption by a purchaser of the Properties or purchase of the shares of the Borrower subject to more detailed requirements in the loan documents.  In the event of an assumption, Borrower shall pay (i) an assumption fee equal to $500,000 and (ii) Lender’s out-of-pocket costs at the time of such assumption.

CASH MANAGEMENT:	Hard Lock Box for lease payments only. Subject to Four Party Agreement and Intercreditor Agreement acceptable to Lender should Borrower require Accounts Receivable (“A/R”) financing.
LOAN DOCUMENTS:

The loan documents shall include the following (and such other documents determined by the Lender):

1.

Promissory Note

2.

Mortgage

3.

General Security Agreement charging all personal    property of the Borrower located at, or used in connection with, the Property, and all proceeds

4.

General Assignment of Rents and leases of the Property

5.

Indemnity for recourse carve-outs

6.

Opinions, certificates and similar documents

7.

Loan Agreement

All loan documents shall be in form and substance and otherwise acceptable to Lender in its sole discretion.

SECURITIZATION:

Lender intends to securitize this Loan.  Borrower and Indemnitor(s) shall be required under the loan documents to consent to information disclosure requirements with respect to financial details on themselves and the Portfolio on an ongoing basis while the Loan is outstanding, as set out in the commitment and loan documents.

AGREEMENT REGARDING FEES:

Borrower agrees to deposit with Lender $350,000.00 (“ Deposit ”) upon Borrower’s acceptance of this Conditional Commitment to cover the initial costs and expenses incurred by Lender for third party reports, including but not limited to, the physical inspection of the Properties , appraisals , engineering reports , environmental reports , insurance consultant reports and credit reports ..  Borrower and Lender shall jointly negotiate the costs of such third party reports.  To the extent the Deposit does not fully cover the aforementioned costs and expenses, Borrower and/or Guarantor will reimburse Lender (or pay such costs and expenses directly), within 10 days of written notice from Lender, for such amounts without regard to whether the Loan is ultimately closed.

In the event the Loan does not close, any remaining Deposit will be refunded to Borrower.

ORIGINATION FEE:	An origination fee of 1.0% of the Loan shall be paid by Borrower to the Lender at the time of Loan funding.

GENERAL TERMS AND CLOSING CONDITIONS:

1.  The completion, execution and registration of the loan documents and the receipt of favourable legal opinions (including an enforceability opinion as to the loan documents from Borrower’s counsel) in respect thereof, shall all be to the reasonable satisfaction of Lender and Lender's counsel, and the completion of all other matters reasonably deemed by Lender's counsel to be necessary to ensure that the title to each Property is good and marketable and that the security for the obligations of the Borrower constitutes a first lien position over each Property and a first lien over all other collateral secured by the loan documents provided as security for the Loan.

2.  Borrower shall supply evidence satisfactory to Lender's counsel that the improvements on the Properties have been completed and comply with all requirements of building and zoning by-laws and any other rules, regulations and laws of any governmental authorities having jurisdiction.

3.  Borrower shall provide the following prior to any advance of the loan: detailed and updated financials on the Properties certified by Borrower confirming the accuracy of the financials.  Borrower shall possess all necessary and appropriate permits, licenses, operating licenses, consents and approvals to conduct its business as it is currently being conducted and as contemplated by this Conditional Commitment.  Borrower must also provide, in form and substance acceptable to Lender in its sole reasonable discretion, copies of Borrower’s Medicaid and Medicare provider numbers and agreements, copies of the most recent state surveys, copies of all participation agreements relating to medical plans, and information pertaining to the patient census for all healthcare facilities that are collateral for the Loan.

4.  Borrower shall be required to be a bankruptcy remote single purpose entity at closing, in respect of which Lender shall be provided evidence satisfactory to Lender that Borrower holds no assets other than each Property, incurs no debt other than the Loan and engages in no business other than owning, holding and operating of each Property being financed and such other characteristics as rating agency standards may establish from time to time for being a bankruptcy remote single purpose entity.

5.  Borrower and Indemnitor(s) acknowledge that Lender and its representatives shall make inquiries to obtain information concerning the character, general reputation, personal characteristics, financial and credit histories and other general credit information in respect of Borrower and Indemnitor(s).

6.  Borrower and Lender shall jointly approve any changes in any property management company, tenant and/or operator, which may occur while the Loan remains outstanding.

7.  Borrower shall insure (or shall cause to be insured) each Property for its full replacement cost and obtain (or cause to be obtained) professional liability insurance for the Properties in accordance with the requirements provided in the loan documents prior to the making of any advance by the Lender.

8.  At the time of the advance of any part of the Loan, no default under the loan documents shall have occurred.  At the time of the advance of any part of the Loan, Borrower, Indemnitor or any Beneficial Owner shall not be insolvent or the subject of any bankruptcy, arrangement with creditors, proposal, amalgamation, reorganization, liquidation, winding-up, dissolution, receivership or material litigation or continuation under the laws of any other jurisdiction, acknowledging that the Borrower is currently in Chapter 11 Bankruptcy.  Any default under any provision of this Conditional Commitment shall be deemed to be default under the other loan documents.  Any default under the other loan documents shall be deemed to be default under this Conditional Commitment.

9.  Without limiting the detailed environmental provisions contained in the Loan Terms:

(a)  The Borrower shall provide Lender on closing with a statutory declaration that no part of the Property contains asbestos, except as noted in the environmental reports and at acceptable levels at Lender’s sole discretion, urea formaldehyde insulation, polychlorinated biphenyls (PCB's), radio-active substances or other materials deemed to be hazardous under any applicable environmental legislation, that there are no outstanding orders or notices, and that any required permits or licenses are in good standing.

(b)  The Borrower, at its sole cost and expense, shall comply, or cause its tenants, agents, and invitees, at their sole cost and expense, to comply with all federal, state and municipal laws, and without limitation all laws and regulations of an environmental nature, and including, without limitation, with respect to the discharge and removal of hazardous or toxic wastes, and with respect to the discharge of contaminants into the natural environment, pay immediately when due the cost of removal of any such wastes and the cost of any improvements necessary to deal with such contaminants and keep the Property free and clear of any lien imposed pursuant to such laws, and applicable laws of an environmental nature. If the Borrower fails to do so, after notice to the Borrower and the expiration of the earlier of (i) any reasonable applicable cure period specified under the loan documents or (ii) the cure period under the applicable law, rule, regulation or order, then Lender, at its sole option, may declare the Loan to be in default. Borrower shall promptly notify Servicer (as defined below) of any violation of any environmental laws relating to the Property or operations or any investigation or inquiry by any governmental authority or other third party in connection with any environmental laws relating to the Property or operations, or of the identification of any conditions at or off the Property requiring significant expenditures for corrective or remedial measures to address environmental matters at the Property.

(c)  The Borrower and Indemnitor shall indemnify and hold Lender harmless from and against all loss, costs, damage or expenses (including, without limitation, legal fees and costs on a solicitor and client basis incurred in the investigation, defence and settlement of any claim) relating to the presence of any hazardous waste or contaminant referred to herein.

10.  The Borrower shall acknowledge that the Loan and the loan documents (or securities backed by or representing interests in the Loan and the loan documents) may be sold or securitized through private placements or public markets without further notice to or the consent of Borrower or Indemnitor(s).   Borrower and Indemnitor(s) further acknowledge and agree that as part of such sale or securitization the information and materials (including financial statements, information on each Property, the status of the Loan and the loan documents, and any defaults hereunder) provided in connection with this transaction may be released or disclosed to the public or any private entity or group in an offering memorandum, prospectus or other disclosure document; to any applicable rating agency; to any subsequent or proposed purchaser and their third party advisors and/or agents; to governmental authorities having jurisdiction over such sales or securitizations; to Servicer and its successors; and to other servicing entities who service the Loan and loan documents may become part.

11.  Borrower shall pay any and all commissions, finder's fees, brokerage fees or other compensation which may be due or become due to any finder or broker, other than Lender, in connection with the Loan.  Borrower shall indemnify and save harmless the Lender, Servicer, and their respective agents, representatives, employees, officers and directors, from any and all claims for any such amounts, and such indemnity shall survive the expiry, termination or closing of the Loan transaction.

12.  This Conditional Commitment shall bind the successors and assigns of the Borrower, and the benefit hereof is not transferable by the Borrower and may not be assigned by the Borrower.  Lender shall have the right to assign and transfer all or any part of this Conditional Commitment, the Loan and the other Security.

13.

This Conditional Commitment is based on the accuracy of all material representations made by Borrower.  In the event of material misrepresentation as to the Properties, the financial position of the Borrower or the Indemnitor(s), or the purposes of the Loan, Lender may, at its sole option, consider this

Conditional Commitment to be null and void and the Loan cancelled.  Lender's willingness to close and fund the proposed Loan is subject to various requirements including, the fulfillment by Borrower of all of its obligations under this Conditional Commitment, including, without limitation, the execution and delivery by Borrower of all of the due diligence materials and other items required to be executed and/or delivered by Borrower hereunder, Lender’s review and approval of the same and final Credit Committee approval, all to the satisfaction of Lender and Lender’s Credit Committee in its sole discretion.  If, in the opinion of Lender and or Lender’s Credit Committee, there has been a material adverse change, prior to closing, in the condition of any Property or to the financial position of the Borrower or the Indemnitor(s), Lender and or Lender’s Credit Committee may, at its sole discretion, cancel this Conditional Commitment and the Loan.  Borrower acknowledges that Lender’s obligations under this Commitment shall be subject to, among other things, no material adverse change, in the sole determination of Lender, to general economic conditions, including, without limitation, conditions in the real estate and capital markets.

14.  This Conditional Commitment is open for acceptance until 5:00 p.m. Eastern Standard Time on December 8, 2006.  This Conditional Commitment shall not be modified or amended except by an instrument in writing duly executed by the Lender.

15.  This Conditional Commitment may be executed in several counterparts, each of which shall be deemed to be an original and all counterparts, taken together, shall constitute one and the same instrument and it shall not be necessary in making proof of this Conditional Commitment to produce or account for more than one such counterpart signed manually or by facsimile copy thereof.

If the foregoing is acceptable, without any legal obligations yet being created between us (except as to third party costs as set out above), please indicate this by signing below and returning a copy of this letter to us.

Upon and subject to our review of all necessary information as listed in this Conditional Commitment, we will issue a commitment for your review and acceptance, the business terms of which will be substantially in accordance with this letter.

Yours very truly,

COLUMN FINANCIAL, INC.

/s/Jeffrey A. Altabef

Jeffrey A. Altabef

Vice President

We accept the above terms, among others, as a basis for a commitment with Lender.  The Borrower and Indemnitor(s) signing below hereby consent to the Lender obtaining credit reports.

Date: November 30, 2006

ADAMSMARK on behalf of

ADAMSMARK on behalf of

BORROWER:

INDEMNITOR(S):

/s/W. Andrew Adams_________

____________________________

Name:

Name:

Title:

General Partner

Title:

EXHIBIT “B”

WORKING PARTY LIST
(To be completed by Borrower)

Please list the name, address and contact number for each applicable party.

Borrowing Entity Name:

_______________________

Borrower’s EIN #:____________________________

Borrower’s Contact Person:______________________

Address:

______________________________

______________________________

Phone:

______________________________

Fax:

______________________________

E-mail:

______________________________

Mortgage Broker Name:________________________

Company:

______________________________

Address:

______________________________

_______________________________

Phone:

______________________________

Fax:

______________________________

E-mail:

______________________________

Attorney Name:

_______________________________

Firm:

_______________________________

Address:

_______________________________

_______________________________

Phone:

_______________________________

Fax:

_______________________________

Surveyor Name:

__________________________________

Company:

__________________________________

Address:

__________________________________

__________________________________

Phone:

__________________________________

Fax:

__________________________________

Insurance Broker:__________________________________

Policy #:

__________________________________

Company:

__________________________________

Address:

__________________________________

__________________________________

Phone:

__________________________________

Fax:

__________________________________

*For Acquisitions, please provide seller’s insurance, agent’s name and telephone number.

EXHIBIT “C”

CREDIT REPORT AUTHORIZATION AND REFERENCES

Complete a separate sheet for each general partner, indemnitor, limited partner owning more than 33%, significant shareholder and corporate officers (“Significant Principal”).

Principal’s Current Address:____________________

City, State and Zip:

_____________________

Principal’s Prior Add:

_____________________

City, State and Zip:

_____________________

Principal’s Legal Name:

________________________

Principal’s Social Security #: _______________________

Principal’s Date of Birth:

________________________

Home Telephone:

________________________

Work Telephone:

________________________

Employment Address:

________________________

________________________

City, State and Zip:

                             ________________________

Length of Employment:___________________________

Please provide the following references:

Banking Reference:

Institution:

__________________________

Address:

__________________________

City, State:

__________________________

Contact Name:

_______________________

Phone Number:

_______________________

Fax Number:

_______________________

Account Number:

______________________

Credit Reference:
Company:

_______________________________

Address:

_______________________________

City, State:

_______________________________

Contact Name:

_______________________________

Phone Number:

_______________________________

Fax Number:

_______________________________

Account Number:

__________________________

Have you ever had any litigations filed against you, been declared bankrupt or had a judgment against you?__ yes __ no

Have you ever been convicted of a felony or are you presently the subject of a complaint or indictment charging a felony?__ yes__ no

The applicant indicated below hereby authorizes Lender, or one of its correspondents (collectively referred to as “Lender”) to (1) obtain from any credit reporting agency such financial and credit reports as Lender considers appropriate including all information regarding past and present mortgages; (2) obtain a Lexis/Nexis search; (3) verify all property indebtedness with the Applicant’s creditors; (4) for the purposes of verifying information as the Lender deems appropriate, contact the management agent of the property, the resident manager, the independent accountants who may provide financial statements for the property, and all other persons or entities deemed to be necessary.

In addition to the above, Lender is hereby authorized to verify past and present employment earnings records, bank accounts, stock holdings and any asset balances that are deemed necessary to process this mortgage Loan Application.

It is understood that a photocopy or facsimile of this form will also serve as authorization.  The information the Lender obtains is only to be used in the processing of this mortgage Loan Application.

Authorized by:

________________________________________

By: ________________________________

Borrowing Entity:

Name:

Title:

Date: